UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 19, 2010
THE GOLDMAN SACHS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 West Street
New York, New York	10282

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 902-1000
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On October 19, 2010, The Goldman Sachs Group, Inc. (Group Inc. and, together with its consolidated subsidiaries, the firm) reported its earnings for its third quarter ended September 30, 2010. A copy of Group Inc.’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Group Inc. under the Securities Act of 1933 or the Exchange Act.

Item 8.01	Other Events.
On October 19, 2010, Group Inc. reported net revenues of $8.90 billion and net earnings of $1.90 billion for its third quarter ended September 30, 2010. Diluted earnings per common share were $2.98 compared with $5.25 for the third quarter of 2009 and $0.78 (1) for the second quarter of 2010. Annualized return on average common shareholders’ equity (ROE) (2) was 10.3% for the third quarter of 2010 and 11.6% for the first nine months of 2010. Excluding the impact of the $600 million related to the U.K. bank payroll tax and the $550 million related to the SEC settlement in the second quarter of 2010, annualized ROE was 13.2% (3) for the first nine months of 2010.
Net Revenues
Investment Banking
Net revenues in Investment Banking were $1.12 billion, 24% higher than the third quarter of 2009 and 22% higher than the second quarter of 2010.
Net revenues in Financial Advisory were $496 million, 53% higher than a difficult third quarter of 2009, primarily reflecting an increase in client activity. Net revenues in the firm’s Underwriting business were $623 million, 9% higher than the third quarter of 2009, due to significantly higher net revenues in debt underwriting, partially offset by significantly lower net revenues in equity underwriting. The increase in debt underwriting primarily reflected a significant increase in leveraged finance activity. The decline in equity underwriting primarily reflected lower levels of activity. The firm’s investment banking transaction backlog was essentially unchanged compared with the end of the second quarter of 2010. (4)
Trading and Principal Investments
Net revenues in Trading and Principal Investments were $6.38 billion, 36% lower than the third quarter of 2009 and 3% lower than the second quarter of 2010.

Net revenues in Fixed Income, Currency and Commodities (FICC) were $3.77 billion, 37% lower than a strong third quarter of 2009, reflecting a challenging environment during the quarter, as activity levels were significantly lower compared with the third quarter of 2009. The decrease in net revenues compared with the third quarter of 2009 reflected lower results in each of FICC’s major businesses, including significantly lower net revenues in interest rate products and credit products.
Net revenues in Equities were $1.86 billion, 33% lower than a strong third quarter of 2009. This decrease primarily reflected significantly lower net revenues in the client franchise businesses, principally due to lower activity levels compared with the third quarter of 2009. The environment during the quarter was also characterized by an increase in global equity prices and lower volatility levels.
Principal Investments recorded net revenues of $754 million for the third quarter of 2010. These results primarily reflected a net gain of $635 million from corporate principal investments and overrides of $132 million.
Asset Management and Securities Services
Net revenues in Asset Management and Securities Services were $1.40 billion, 3% lower than the third quarter of 2009 and 2% higher than the second quarter of 2010.
Net revenues in Asset Management were $1.02 billion, 5% higher than the third quarter of 2009, reflecting higher management and other fees and higher incentive fees. During the third quarter of 2010, assets under management increased $21 billion to $823 billion, due to $34 billion of net market appreciation, primarily in equity and fixed income assets, partially offset by $13 billion of net outflows, primarily in equity and money market assets.
Net revenues in Securities Services were $383 million, 19% lower than the third quarter of 2009. The decrease in net revenues primarily reflected tighter securities lending spreads, principally due to the impact of changes in the composition of customer balances, partially offset by the impact of higher average customer balances.

Expenses
Operating expenses were $6.09 billion, 20% lower than the third quarter of 2009 and 18% lower than the second quarter of 2010.
Compensation and Benefits
The accrual for compensation and benefits expenses was $3.83 billion for the third quarter of 2010. The accrual for compensation and benefits expenses was $13.12 billion for the first nine months of 2010, a 21% decline compared with $16.71 billion for the first nine months of 2009. The ratio of compensation and benefits to net revenues for the first nine months of 2010 was 43.0% (5) (which excludes the impact of the $600 million U.K. bank payroll tax in the second quarter of 2010), down from 47.0% for the first nine months of 2009.
Non-Compensation Expenses
Non-compensation expenses were $2.26 billion, 2% higher than the third quarter of 2009. During the third quarter of 2010, other expenses included $27 million of net provisions for litigation and regulatory proceedings.
Provision for Taxes
The effective income tax rate for the first nine months of 2010, excluding the impact of the $600 million U.K. bank payroll tax and the $550 million SEC settlement in the second quarter of 2010, substantially all of which is non-deductible, was 32.7% (6), essentially unchanged from 32.8% (6) for the first half of 2010 and 32.5% for fiscal year 2009. Including the impact of these amounts, the effective income tax rate was 36.6% for the first nine months of 2010.

Capital
As of September 30, 2010, total capital was $260.78 billion, consisting of $75.66 billion in total shareholders’ equity (common shareholders’ equity of $68.70 billion and preferred stock of $6.96 billion) and $185.12 billion in unsecured long-term borrowings. Book value per common share was $127.08 and tangible book value per common share (7) was $116.23, each increasing approximately 3% during the quarter. Book value and tangible book value per common share are based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 540.6 million at period end.
In keeping with the firm’s long-standing policy of repurchasing shares to offset increases in share count over time resulting from employee share-based compensation, the firm repurchased 5.4 million shares of its common stock at an average cost per share of $147.10, for a total cost of $794 million during the quarter.
Under the regulatory capital guidelines currently applicable to bank holding companies, the firm’s Tier 1 capital ratio under Basel I (8) was 15.7% as of September 30, 2010. The firm’s Tier 1 common ratio under Basel I (9) was 13.0% as of September 30, 2010. The firm’s ratio of tangible common shareholders’ equity (7) to Basel I risk-weighted assets (8) was 14.2% as of September 30, 2010.
Other Balance Sheet and Liquidity Metrics
•	Total assets (10) were $909 billion as of September 30, 2010, up 3% from June 30, 2010.

•	Level 3 assets (10) were $46 billion as of September 30, 2010 (essentially unchanged from June 30, 2010) and represented 5.1% of total assets.

•	Average global core excess liquidity (11) was $173 billion for the third quarter of 2010, up from $163 billion for the second quarter of 2010.
Dividends
Group Inc. declared a dividend of $0.35 per common share to be paid on December 30, 2010 to common shareholders of record on December 2, 2010. The firm also declared dividends of $239.58, $387.50, $255.56 and $255.56 per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively (represented by depositary shares, each representing a 1/1,000th interest in a share of preferred stock), to be paid on November 10, 2010 to preferred shareholders of record on October 26, 2010. In addition, the firm declared a dividend of $2,500 per share of Series G Preferred Stock to be paid on November 10, 2010 to preferred shareholders of record on October 26, 2010.

Cautionary Note Regarding Forward-Looking Statements
This Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the firm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
Certain of the information regarding the firm’s current and projected capital ratios, risk-weighted assets, total assets, level 3 assets and global core excess liquidity consist of preliminary estimates and projections. These estimates and projections are forward-looking statements and are subject to change, possibly materially.
Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues, if any, that the firm actually earns from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline or weakness in general economic conditions, outbreak of hostilities, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the firm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SEGMENT NET REVENUES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	September 30,	June 30,	September 25,	June 30,	September 25,
	2010	2010	2009	2010	2009
Investment Banking
Financial Advisory	$496	$472	$325	5%	53%

Equity underwriting	288	222	363	30	(21)
Debt underwriting	335	223	211	50	59

Total Underwriting	623	445	574	40	9

Total Investment Banking	1,119	917	899	22	24

Trading and Principal Investments
FICC	3,766	4,396	5,991	(14)	(37)

Equities trading	1,054	235	1,845	N.M.	(43)
Equities commissions	806	977	930	(18)	(13)

Total Equities	1,860	1,212	2,775	53	(33)

Industrial and Commercial Bank of China Limited (ICBC)	9	905	344	(99)	(97)
Other corporate and real estate gains and losses	613	24	911	N.M.	(33)
Overrides	132	14	6	N.M.	N.M.

Total Principal Investments	754	943	1,261	(20)	(40)

Total Trading and Principal Investments	6,380	6,551	10,027	(3)	(36)

Asset Management and Securities Services
Management and other fees	995	957	971	4	2
Incentive fees	26	19	3	37	N.M.

Total Asset Management	1,021	976	974	5	5

Securities Services	383	397	472	(4)	(19)

Total Asset Management and Securities Services	1,404	1,373	1,446	2	(3)

Total net revenues	$8,903	$8,841	$12,372	1	(28)

	Nine Months Ended		% Change From
	September 30,	September 25,	September 25,
	2010	2009	2009

Investment Banking
Financial Advisory	$1,432	$1,220	17%

Equity underwriting	881	1,147	(23)
Debt underwriting	907	795	14

Total Underwriting	1,788	1,942	(8)

Total Investment Banking	3,220	3,162	2

Trading and Principal Investments
FICC	15,548	19,343	(20)

Equities trading	2,762	5,029	(45)
Equities commissions	2,664	2,925	(9)

Total Equities	5,426	7,954	(32)

Industrial and Commercial Bank of China Limited (ICBC)	692	1,141	(39)
Other corporate and real estate gains and losses	1,363	(506)	N.M.
Overrides	152	29	N.M.

Total Principal Investments	2,207	664	N.M.

Total Trading and Principal Investments	23,181	27,961	(17)

Asset Management and Securities Services
Management and other fees	2,878	2,820	2
Incentive fees	65	25	160

Total Asset Management	2,943	2,845	3

Securities Services	1,175	1,590	(26)

Total Asset Management and Securities Services	4,118	4,435	(7)

Total net revenues	$30,519	$35,558	(14)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts and total staff

	Three Months Ended			% Change From
	September 30,	June 30,	September 25,	June 30,	September 25,
	2010	2010	2009	2010	2009
Revenues
Investment banking	$1,119	$917	$899	22%	24%
Trading and principal investments	5,605	5,292	8,801	6	(36)
Asset management and securities services	1,051	1,013	982	4	7

Total non-interest revenues	7,775	7,222	10,682	8	(27)

Interest income	2,937	3,302	3,000	(11)	(2)
Interest expense	1,809	1,683	1,310	7	38

Net interest income	1,128	1,619	1,690	(30)	(33)

Net revenues, including net interest income	8,903	8,841	12,372	1	(28)

Operating expenses
Compensation and benefits	3,828	3,802	5,351	1	(28)

U.K. bank payroll tax	—	600	—	(100)	—

Brokerage, clearing, exchange and distribution fees	519	622	580	(17)	(11)
Market development	129	116	84	11	54
Communications and technology	192	186	194	3	(1)
Depreciation and amortization	355	437	367	(19)	(3)
Occupancy	297	274	230	8	29
Professional fees	256	227	183	13	40
Other expenses	516	1,129	589	(54)	(12)

Total non-compensation expenses	2,264	2,991	2,227	(24)	2

Total operating expenses	6,092	7,393	7,578	(18)	(20)

Pre-tax earnings	2,811	1,448	4,794	94	(41)
Provision for taxes	913	835	1,606	9	(43)

Net earnings	1,898	613	3,188	N.M.	(40)

Preferred stock dividends	161	160	160	1	1

Net earnings applicable to common shareholders	$1,737	$453	$3,028	N.M.	(43)

Earnings per common share
Basic (12)	$3.19	$0.82	$5.74	N.M. %	(44)%
Diluted	2.98	0.78	5.25	N.M.	(43)

Average common shares outstanding
Basic	541.2	539.8	525.9	—	3
Diluted	582.7	580.4	576.9	—	1

Selected Data
Total staff at period end (13)	35,400	34,100	31,700	4	12
Total staff at period end including consolidated entities held for investment purposes (14)	38,900	38,900	35,500	—	10

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts

	Nine Months Ended		% Change From
	September 30,	September 25,	September 25,
	2010	2009	2009
Revenues
Investment banking	$3,220	$3,162	2%
Trading and principal investments	20,092	23,829	(16)
Asset management and securities services	3,042	2,928	4

Total non-interest revenues	26,354	29,919	(12)

Interest income	9,240	10,832	(15)
Interest expense	5,075	5,193	(2)

Net interest income	4,165	5,639	(26)

Net revenues, including net interest income	30,519	35,558	(14)

Operating expenses
Compensation and benefits	13,123	16,712	(21)

U.K. bank payroll tax	600	—	N.M.

Brokerage, clearing, exchange and distribution fees	1,703	1,690	1
Market development	355	234	52
Communications and technology	554	540	3
Depreciation and amortization	1,164	1,342	(13)
Occupancy	827	713	16
Professional fees	665	463	44
Other expenses	2,110	1,412	49

Total non-compensation expenses	7,378	6,394	15

Total operating expenses	21,101	23,106	(9)

Pre-tax earnings	9,418	12,452	(24)
Provision for taxes	3,451	4,015	(14)

Net earnings	5,967	8,437	(29)

Preferred stock dividends	481	1,032	(53)

Net earnings applicable to common shareholders	$5,486	$7,405	(26)

Earnings per common share
Basic (12)	$10.06	$14.60	(31)%
Diluted	9.39	13.74	(32)

Average common shares outstanding
Basic	542.3	505.8	7
Diluted	584.4	539.0	8

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(UNAUDITED)
Average Daily VaR (15)
$ in millions

	Three Months Ended
	September 30,	June 30,	September 25,
	2010	2010	2009

Risk Categories
Interest rates	$88	$87	$159
Equity prices	58	61	74
Currency rates	23	36	35
Commodity prices	29	32	27
Diversification effect (16)	(77)	(80)	(87)

Total	$121	$136	$208

Assets Under Management (17) $ in billions

	As of			% Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
	2010	2010	2009	2010	2009

Asset Class
Alternative investments	$148	$146	$145	1%	2%
Equity	133	125	139	6	(4)
Fixed income	343	326	292	5	17

Total non-money market assets	624	597	576	5	8

Money markets	199	205	272	(3)	(27)

Total assets under management	$823	$802	$848	3	(3)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009

Balance, beginning of period	$802	$840	$819

Net inflows / (outflows)
Alternative investments	(1)	1	—
Equity	(8)	(9)	(1)
Fixed income	2	(2)	3

Total non-money market net inflows / (outflows)	(7)	(10)	2

Money markets	(6)	(14)	(12)

Total net inflows / (outflows)	(13)	(24)	(10)

Net market appreciation / (depreciation)	34	(14)	39

Balance, end of period	$823	$802	$848

Principal Investments (18) $ in millions

	As of September 30, 2010
	Corporate	Real Estate	Total

Private	$10,251	$1,457	$11,708
Public	3,542	48	3,590

Subtotal	13,793	1,505	15,298
ICBC ordinary shares (19)	7,553	—	7,553

Total	$21,346	$1,505	$22,851

Footnotes

(1)	Excluding the impact of the $600 million U.K. bank payroll tax and the $550 million SEC settlement, diluted earnings per common share were $2.75 for the second quarter of 2010. Management believes that presenting the firm’s diluted earnings per common share excluding these items is meaningful as these were one-time events and excluding them increases the comparability of period-to-period results. The following table sets forth the calculation of net earnings applicable to common shareholders and diluted earnings per common share excluding the impact of these amounts:

			For the
			Three Months Ended
			June 30, 2010
			(unaudited, in millions, except per share amounts)
	Net earnings applicable to common shareholders		$453
	Impact of U.K. bank payroll tax		600
	Pre-tax impact of SEC settlement		550
	Tax impact of SEC settlement		(6)

	Net earnings applicable to common shareholders, excluding the impact of U.K. bank payroll tax and SEC settlement		$1,597

	Divided by: average diluted common shares outstanding		580.4

	Diluted earnings per common share, excluding the impact of U.K. bank payroll tax and SEC settlement		$2.75

(2)	Annualized ROE is computed by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders’ equity. The $600 million U.K. bank payroll tax and the $550 million SEC settlement in the second quarter of 2010 were not annualized in the calculation of annualized net earnings applicable to common shareholders for the nine months ended September 30, 2010 as these were one-time events and therefore these amounts have no impact on other quarters in the year. The following table sets forth the firm’s average common shareholders’ equity:

	Average for the
		Three Months Ended	Nine Months Ended
		September 30, 2010	September 30, 2010
	(unaudited, $ in millions)
	Total shareholders’ equity	$74,623	$73,557
	Preferred stock	(6,957)	(6,957)

	Common shareholders’ equity	$67,666	$66,600

(3)	Management believes that presenting the firm’s ROE excluding the impact of the $600 million U.K. bank payroll tax and the $550 million SEC settlement in the second quarter of 2010 is meaningful as these were one-time events and excluding them increases the comparability of period-to-period results. The following tables set forth the calculation of net earnings applicable to common shareholders and average common shareholders’ equity excluding the impact of these amounts:

			For the
			Nine Months Ended
			September 30, 2010
			(unaudited, $ in millions)
	Net earnings applicable to common shareholders		$5,486
	Impact of U.K. bank payroll tax		600
	Pre-tax impact of SEC settlement		550
	Tax impact of SEC settlement		(6)

	Net earnings applicable to common shareholders, excluding the impact of U.K. bank payroll tax and SEC settlement		$6,630

			Average for the
			Nine Months Ended
			September 30, 2010
			(unaudited, $ in millions)
	Total shareholders’ equity		$73,557
	Preferred stock		(6,957)

	Common shareholders’ equity		66,600
	Impact of U.K. bank payroll tax		300
	Impact of SEC settlement		218

	Common shareholders’ equity, excluding the impact of U.K. bank payroll tax and SEC settlement		$67,118

(4)	The firm’s investment banking transaction backlog represents an estimate of the firm’s future net revenues from investment banking transactions where management believes that future revenue realization is more likely than not.

Footnotes (continued)
(5)	Management believes that presenting the firm’s ratio of compensation and benefits to net revenues excluding the impact of the $600 million U.K. bank payroll tax in the second quarter of 2010 is meaningful as this was a one-time event and excluding it increases the comparability of period-to-period results.

For the
Nine Months Ended
September 30, 2010
(unaudited, $ in millions)
Compensation and benefits (which excludes the impact of the $600 million U.K. bank payroll tax)	$13,123
Ratio of compensation and benefits to net revenues	43.0%
Compensation and benefits, including the impact of the $600 million U.K. bank payroll tax	$13,723
Ratio of compensation and benefits to net revenues, including the impact of the $600 million U.K. bank payroll tax	45.0%
(6)	Management believes that presenting the firm’s effective income tax rate excluding the impact of the $600 million U.K. bank payroll tax and the $550 million SEC settlement in the second quarter of 2010, substantially all of which is non-deductible, is meaningful as these were one-time events and excluding them increases the comparability of period-to-period results. The following table sets forth the calculation of the effective income tax rate excluding the impact of these amounts:

	For the
	Nine Months Ended September 30, 2010
	Pre-tax	Provision	Effective income
	earnings	for taxes	tax rate
	(unaudited, $ in millions)
As reported	$9,418	$3,451	36.6%
Add back:
Impact of U.K. bank payroll tax	600	—
Impact of SEC settlement	550	6

As adjusted	$10,568	$3,457	32.7%

	For the
	Six Months Ended June 30, 2010
	Pre-tax	Provision	Effective income
	earnings	for taxes	tax rate
	(unaudited, $ in millions)
As reported	$6,607	$2,538	38.4%
Add back:
Impact of U.K. bank payroll tax	600	—
Impact of SEC settlement	550	6

As adjusted	$7,757	$2,544	32.8%

(7)	Tangible common shareholders’ equity equals total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share is computed by dividing tangible common shareholders’ equity by the number of common shares outstanding, including restricted stock units granted to employees with no future service requirements. Management believes that tangible common shareholders’ equity and tangible book value per common share are meaningful because they are measures that the firm and investors use to assess capital adequacy. The following table sets forth the reconciliation of total shareholders’ equity to tangible common shareholders’ equity:

As of
September 30, 2010
(unaudited, $ in millions)
Total shareholders’ equity	$75,657
Preferred stock	(6,957)

Common shareholders’ equity	68,700
Goodwill and identifiable intangible assets	(5,866)

Tangible common shareholders’ equity	$62,834

(8)	The Tier 1 capital ratio equals Tier 1 capital divided by risk-weighted assets. The firm’s risk-weighted assets under Basel I were approximately $444 billion as of September 30, 2010. This ratio represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2010. For a further discussion of the firm’s capital ratios, see “Equity Capital” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2010.
(9)	The Tier 1 common ratio equals Tier 1 common capital divided by risk-weighted assets. As of September 30, 2010, Tier 1 common capital was $57.8 billion, consisting of Tier 1 capital of $69.8 billion less preferred stock of $7.0 billion and junior subordinated debt issued to trusts of $5.0 billion. Management believes that the Tier 1 common ratio is meaningful because it is one of the measures that the firm and investors use to assess capital adequacy. This ratio represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2010. For a further discussion of the firm’s capital ratios, see “Equity Capital” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2010.

Footnotes (continued)
(10)	This amount represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2010.
(11)	The firm’s global core excess represents a pool of excess liquidity consisting of unencumbered, highly liquid securities that may be sold or pledged to provide same-day liquidity, as well as certain overnight cash deposits. These amounts represent preliminary estimates as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2010. For a further discussion of the firm’s global core excess liquidity pool, see “Liquidity and Funding Risk” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2010.
(12)	Unvested share-based payment awards that have non-forfeitable rights to dividends or dividend equivalents are treated as a separate class of securities in calculating earnings per common share. The impact of applying this methodology was a reduction to basic earnings per common share of $0.02 for each of the three months ended September 30, 2010, June 30, 2010 and September 25, 2009, and $0.06 and $0.04 for the nine months ended September 30, 2010 and September 25, 2009, respectively.
(13)	Includes employees, consultants and temporary staff.
(14)	Compensation and benefits and non-compensation expenses related to consolidated entities held for investment purposes are included in their respective line items in the consolidated statements of earnings.
(15)	VaR is the potential loss in value of the firm’s trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The modeling of the risk characteristics of the firm’s trading positions involves a number of assumptions and approximations. While management believes that these assumptions and approximations are reasonable, there is no standard methodology for estimating VaR, and different assumptions and/or approximations could produce materially different VaR estimates. For a further discussion of the calculation of VaR, see “Market Risk” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2010.
(16)	Equals the difference between total VaR and the sum of the VaRs for the four risk categories. This effect arises because the four market risk categories are not perfectly correlated.
(17)	Substantially all assets under management are valued as of calendar month-end. Assets under management do not include the firm’s investments in funds that it manages.
(18)	Represents investments included within the Principal Investments component of the firm’s Trading and Principal Investments segment.
(19)	Includes interests of $4.86 billion as of September 30, 2010 held by investment funds managed by the firm. The fair value of the investment in the ordinary shares of ICBC, which trade on The Stock Exchange of Hong Kong, includes the effect of foreign exchange revaluation for which the firm maintains an economic currency hedge. Approximately 23% of the ICBC shares were sold during the third quarter of 2010.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is being furnished as part of this Report on Form 8-K:
99.1	Press release of Group Inc. dated October 19, 2010 containing financial information for its third quarter ended September 30, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)
Date: October 19, 2010	By:	/s/ David A. Viniar
		Name:	David A. Viniar
		Title:	Chief Financial Officer